Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of Energea Portfolio 5 LATAM LLC of our report dated June 19, 2025, relating to the financial statements as of and for the year ended December 31, 2024.

Certified Public Accountants Hartford, Connecticut
June 19, 2025